Exhibit 99.1

Essential Properties Announces Second Quarter 2020 Results
- Collected 87% of July Rent -
- Second Quarter Net Income per Share of $0.11 and AFFO per Share of $0.27 -
- Closed Quarterly Investments of $42.4 million at a 7.4% Weighted Average Cash Cap Rate -

August 5, 2020

PRINCETON, N.J.--(BUSINESS WIRE)--Essential Properties Realty Trust, Inc. (NYSE: EPRT; “Essential Properties” or the “Company”), today announced operating results for the three and six months ended June 30, 2020.

Second Quarter 2020 Financial and Operating Highlights

•Net income per fully diluted share decreased 21% to $0.11
•Funds from Operations (“FFO”) per fully diluted share increased 13% to $0.26
•Core Funds from Operations (“Core FFO”) per fully diluted share decreased by 7% to $0.27
•Adjusted Funds from Operations (“AFFO”) per fully diluted share remained unchanged at $0.27
•Net Debt to Annualized Adjusted EBITDAre was 4.9x at quarter end
•Cash and cash equivalents and restricted cash plus available capacity under revolving credit facility of $509.5 million at quarter end
•Ended the quarter with a 99.6% leased portfolio with a weighted average lease term (“WALT”) of 14.6 years and a weighted average rent coverage ratio of 3.0x
•Raised $17.3 million in gross proceeds from the sale of shares of common stock through the Company’s at-the-market equity program (“ATM Program”)

Year-to-Date 2020 Financial and Operating Highlights

• Invested $209.9 million in 76 properties at a 7.2% weighted average cash cap rate
• Net income per fully diluted share decreased by 4% to $0.26
• FFO per fully diluted share increased 6% to $0.54
• Core FFO per fully diluted share decreased by 2% to $0.56
• AFFO per fully diluted share increased by 2% to $0.56

CEO Comments

Commenting on the second quarter 2020 results, Essential Properties’ President and Chief Executive Officer, Pete Mavoides, said, “The second quarter presented an extremely challenging operating environment in the wake of the COVID-19 pandemic. However, the obstacles we faced paled in comparison to those of our tenants. While we worried about whether or not to grant rent deferral requests and where our collections may land at quarter-end, our tenants were managing through mandatory shutdowns and stay-at-home orders. They confronted the threat of losing multi-generational businesses and the pain of laying off employees in large numbers, only to face the new challenge of quickly and profitability restarting operations without endangering themselves, their employees and their customers. And those complications do not compare to those faced by the front-line workers and emergency responders who have selflessly combated this pandemic, and all of the individuals and families whose health has been directly affected by it. Overall, we feel fortunate with where we are, with how the portfolio has performed, and with our prospects going forward."

Net Investment Activity

Investments

During the quarter ended June 30, 2020, Essential Properties invested $42.4 million in 13 properties in 11 separate transactions at a weighted average cash and GAAP cap rate of 7.4% and 8.1%, respectively. These properties are 100% leased with a WALT of 16.7 years. As a percentage of cash ABR, 100% of the Company’s investments for the quarter ended June 30, 2020 came from sale-leaseback transactions, 68% were subject to a master lease and 100% are required to provide the Company with financial reporting.

During the six months ended June 30, 2020, Essential Properties invested $209.9 million in 76 properties in 43 separate transactions at a weighted average cash and GAAP cap rate of 7.2% and 8.0%, respectively. These properties are 100% leased with a WALT of 16.2 years. As a percentage of cash ABR, 90.5% of the Company’s acquisitions for the six months ended June 30, 2020 came from sale-leaseback transactions, 57.0% were subject to a master lease and 100% are required to provide the Company with financial reporting.

Dispositions
During the quarter ended June 30, 2020, Essential Properties sold three properties for $3.5 million in net proceeds, recording a net gain on these dispositions of $1.1 million. The disposition weighted average cash cap rate on the properties sold in the quarter ended June 30, 2020 was 6.8%.

During the six months ended June 30, 2020, Essential Properties sold 13 properties for $23.0 million, recording a net gain on these dispositions of $3.0 million. The disposition weighted average cash cap rate on the properties sold in the six months ended June 30, 2020 was 7.1%, excluding one property sold pursuant to an existing tenant purchase option.

Portfolio Update

Portfolio Highlights

As of June 30, 2020, Essential Properties’ portfolio consisted of 1,060 freestanding net lease properties, which included 92 properties that secured mortgage notes receivable, with a WALT of 14.6 years and a weighted average rent coverage ratio of 3.0x. As of the same date, the portfolio was 99.6% leased by 215 tenants operating 289 different concepts across 43 states in 16 industries. At quarter end, 96.2% of the Company’s cash ABR was generated from tenants that operate service-oriented or experience-based businesses, and 60.1% of its cash ABR was derived from properties subject to a master lease.

Leverage and Balance Sheet and Liquidity

Leverage

As of June 30, 2020, the Company’s ratio of net debt to Annualized Adjusted EBITDAre was 4.9x.

Balance Sheet and Liquidity

Essential Properties had $109.5 million of cash and cash equivalents and restricted cash as of June 30, 2020. Additionally, Essential Properties had $400.0 million of unused borrowing capacity under its $400 million unsecured revolving credit facility as of the same date.

ATM Program

In June 2020, Essential Properties established a new $250.0 million ATM Program through which it may, from time to time, sell shares of its common stock. Essential Properties uses the proceeds generated from its ATM Program for general corporate purposes, including funding its investment activity, the repayment or refinancing of outstanding indebtedness, working capital and other general purposes. During the quarter ended June 30, 2020, Essential Properties sold 1,027,857 shares of common stock through its ATM Program at an average price of $16.86 per share, raising gross proceeds of $17.3 million.

Dividend Information

As previously announced on June 11, 2020, Essential Properties declared a cash dividend of $0.23 per share of common stock for the quarter ended June 30, 2020. The dividend was paid on July 15, 2020 to stockholders of record as of the close of business on June 30, 2020.

Conference Call Information

In conjunction with the release of Essential Properties’ operating results, the Company will host a conference call on Thursday, August 6, 2020 at 10:00 a.m. EDT to discuss the results. To access the conference, dial (800) 895-3361. A live webcast will also be available in listen-only mode by clicking on the webcast link in the Investor Relations section at www.essentialproperties.com.

A telephone replay of the conference call can also be accessed by calling (877) 481-4010 and entering the access code: 36027. The telephone replay will be available through August 20, 2020.

A replay of the conference call webcast will be available approximately two hours after the conclusion of the live broadcast. The webcast replay will be available for 90 days. No access code is required for this replay.

Supplemental Materials

The Company’s Supplemental Operating & Financial Data—Second Quarter Ended June 30, 2020 is available on Essential Properties’ website at investors.essentialproperties.com.

About Essential Properties Realty Trust, Inc.

Essential Properties Realty Trust, Inc. is an internally managed REIT that acquires, owns and manages primarily single- tenant properties that are net leased on a long-term basis to companies operating service-oriented or experience-based businesses. As of June 30, 2020, the Company’s portfolio consisted of 1,060 freestanding net lease properties with a weighted average lease term of 14.6 years and a weighted average rent coverage ratio of 3.0x. As of the same date, the Company’s portfolio was 99.6% leased to 215 tenants operating 289 different concepts in 16 industries across 43 states.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. When used in this press release, the words “estimate,” “anticipate,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “seek,” “approximately” or “plan,” or the negative of these words and phrases or similar words or phrases that are predictions of or indicate future events or trends and that do not relate solely to historical matters are intended to identify forward- looking statements. You can also identify forward-looking statements by discussions of strategy, plans or intentions of management. Forward-looking statements involve numerous risks and uncertainties and you should not rely on them as predictions of future events. Forward-looking statements depend on assumptions, data or methods that may be incorrect or imprecise and the Company may not be able to realize them. The Company does not guarantee that the transactions and events described will happen as described (or that they will happen at all). You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. While forward-looking statements reflect the Company’s good faith beliefs, they are not guarantees of future performance. The Company undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date of this press release or to reflect the occurrence of unanticipated events, except as required by law. In light of these risks and uncertainties, the forward-looking events discussed in this press release might not occur as described, or at all.

Additional information concerning factors that could cause actual results to differ materially from these forward-looking statements is contained from time to time in the company’s Securities and Exchange Commission (the "Commission”) filings, including, but not limited to, the Company’s Quarterly Reports on Form 10-Q. Copies of each filing may be obtained from the Company or the Commission. Such forward-looking statements should be regarded solely as reflections of the company’s current operating plans and estimates. Actual operating results may differ materially from what is expressed or forecast in this press release.

The results reported in this press release are preliminary and not final. There can be no assurance that these results will not vary from the final results reported in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2020 that it will file with the Commission.

Non-GAAP Financial Measures and Certain Definitions

The Company’s reported results are presented in accordance with GAAP. The Company also discloses the following non-GAAP financial measures: FFO, Core FFO, AFFO, earnings before interest, taxes, depreciation and amortization (“EBITDA”), EBITDA further adjusted to exclude gains (or losses) on sales of depreciable property and real estate impairment losses (“EBITDAre”), adjusted EBITDAre, annualized adjusted EBITDAre, net debt, net operating income (“NOI”) and cash NOI (“Cash NOI”). The Company believes these non-GAAP financial measures are industry measures used by analysts and investors to compare the operating performance of REITs.

FFO, Core FFO and AFFO

The Company computes FFO in accordance with the definition adopted by the Board of Governors of the National Association of Real Estate Investment Trusts ("NAREIT"). NAREIT defines FFO as GAAP net income or loss adjusted to exclude extraordinary items (as defined by GAAP), net gain or loss from sales of depreciable real estate assets, impairment write-downs associated with depreciable real estate assets and real estate-related depreciation and amortization (excluding amortization of deferred financing costs and depreciation of non-real estate assets), including the pro rata share of such adjustments of unconsolidated subsidiaries. FFO is used by management, and may be useful to investors and analysts, to facilitate meaningful comparisons of operating performance between periods and among the Company’s peers primarily because it excludes the effect of real estate depreciation and amortization and net gains and losses on sales (which are dependent on historical costs and implicitly assume that the value of real estate diminishes predictably over time, rather than fluctuating based on existing market conditions).

The Company computes Core FFO by adjusting FFO, as defined by NAREIT, to exclude certain GAAP income and expense amounts that we believe are infrequent and unusual in nature and/or not related to our core real estate operations. Exclusion of these items from similar FFO-type metrics is common within the equity REIT industry, and management believes that presentation of Core FFO provides investors with a metric to assist in their evaluation of our operating performance across multiple periods and in comparison to the operating performance of our peers, because it removes the effect of unusual items that are not expected to impact our operating performance on an ongoing basis.

Core FFO is used by management in evaluating the performance of our core business operations. Items included in calculating FFO that may be excluded in calculating Core FFO include certain transaction related gains, losses, income or expense or other non-core amounts as they occur.

To derive AFFO, the Company modifies its computation of Core FFO to include other adjustments to GAAP net income related to certain items that it believes are not indicative of the Company’s operating performance, including straight- line rental revenue, non-cash interest expense, non-cash compensation expense, other amortization expense, other non- cash charges (including changes to our provision for loan losses following the adoption of ASC 326), capitalized interest expense and transaction costs. Such items may cause short-term fluctuations in net income but have no impact on operating cash flows or long-term operating performance. The Company believes that AFFO is an additional useful supplemental measure for investors to consider when assessing the Company’s operating performance without the distortions created by non-cash items and certain other revenues and expenses.

FFO, Core FFO and AFFO do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, our computation of FFO, Core FFO and AFFO may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

EBITDA and EBITDAre

The Company computes EBITDA as earnings before interest, income taxes and depreciation and amortization. In 2017, NAREIT issued a white paper recommending that companies that report EBITDA also report EBITDAre. The Company computes EBITDAre in accordance with the definition adopted by NAREIT. NAREIT defines EBITDAre as EBITDA (as defined above) excluding gains (or losses) from the sales of depreciable property and real estate impairment losses. The Company presents EBITDA and EBITDAre as they are measures commonly used in its industry and the Company believes that these measures are useful to investors and analysts because they provide supplemental information concerning its operating performance, exclusive of certain non-cash items and other costs. The Company uses EBITDA and EBITDAre as measures of its operating performance and not as measures of liquidity.

EBITDA and EBITDAre do not include all items of revenue and expense included in net income, they do not represent cash generated from operating activities and they are not necessarily indicative of cash available to fund cash requirements; accordingly, they should not be considered alternatives to net income as a performance measure or cash flows from operations as a liquidity measure and should be considered in addition to, and not in lieu of, GAAP financial measures. Additionally, the Company’s computation of EBITDA and EBITDAre may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Net Debt

The Company calculates its net debt as our gross debt (defined as total debt plus net deferred financing costs on its secured borrowings) less cash and cash equivalents and restricted cash deposits held for the benefit of lenders. The Company believes excluding cash and cash equivalents and restricted cash deposits held for the benefit of lenders from gross debt, all of which could be used to repay debt, provides an estimate of the net contractual amount of borrowed capital to be repaid, which it believes is a beneficial disclosure to investors and analysts.

NOI and Cash NOI

The Company computes NOI as total revenues less property expenses. NOI excludes all other items of expense and income included in the financial statements in calculating net income or loss. Cash NOI further excludes non-cash items included in total revenues and property expenses, such as straight-line rental revenue and other amortization and non- cash charges. The Company believes NOI and Cash NOI provide useful and relevant information because they reflect only those revenue and expense items that are incurred at the property level and present such items on an unlevered basis.

NOI and Cash NOI are not measures of financial performance under GAAP. You should not consider the Company’s NOI and Cash NOI as alternatives to net income or cash flows from operating activities determined in accordance with GAAP. Additionally, the Company’s computation of NOI and Cash NOI may differ from the methodology for calculating these metrics used by other equity REITs and, therefore, may not be comparable to similarly titled measures reported by other equity REITs.

Adjusted EBITDAre / Adjusted NOI / Adjusted Cash NOI

The Company further adjusts EBITDAre, NOI and Cash NOI i) based on an estimate calculated as if all investment and disposition activity that took place during the quarter had occurred on the first day of the quarter, ii) to exclude certain GAAP income and expense amounts that the Company believes are infrequent and unusual in nature and iii) to eliminate the impact of lease termination fees and contingent rental revenue from its tenants which is subject to sales thresholds specified in the lease. The Company then annualizes these estimates for the current quarter by multiplying them by four, which it believes provides a meaningful estimate of the Company’s current run rate for all investments as of the end of the current quarter. You should not unduly rely on these measures, as they are based on assumptions and estimates that may prove to be inaccurate. The Company’s actual reported EBITDAre, NOI and Cash NOI for future periods may be significantly less than these estimates of current run rates.

Cash ABR

Cash ABR means annualized contractually specified cash base rent in effect as of the end of the current quarter for all of the Company’s leases (including those accounted for as direct financing leases) commenced as of that date and annualized cash interest on its mortgage loans receivable as of that date.

Cash Cap Rate

Cash Cap Rate means annualized contractually specified cash base rent for the first full month after investment or disposition divided by the purchase or sale price, as applicable, for the property.

GAAP Cap Rate

GAAP Cap Rate means annualized rental income computed in accordance with GAAP for the first full month after investment divided by the purchase price, as applicable, for the property.

Rent Coverage Ratio

Rent coverage ratio means the ratio of tenant-reported or, when unavailable, management’s estimate based on tenant- reported financial information, annual EBITDA and cash rent attributable to the leased property (or properties, in the case of a master lease) to the annualized base rental obligation as of a specified date.

Disclaimer

Essential Properties Realty Trust, Inc. and the Essential Properties Realty Trust REIT are not affiliated with or sponsored by Griffin Capital Essential Asset Operating Partnership, L.P. or the Griffin Capital Essential Asset REIT, information about which can be obtained at (https://www.gcear.com).

Essential Properties Realty Trust, Inc.
Consolidated Statements of Operations

	Three months ended June 30,		Six months ended June 30,
(in thousands, except share and per share data)	2020	2019	2020	2019
	(unaudited)	(unaudited)	(unaudited)	(unaudited)
Revenues:
Rental revenue[1,2]	$36,465	$32,111	$76,007	$62,884
Interest on loans and direct financing leases	2,037	403	3,976	729
Other revenue	1	241	8	248
Total revenues	38,503	32,755	79,991	63,861

Expenses:
Interest	7,403	5,779	14,236	12,867
General and administrative[3]	6,253	4,737	13,789	8,925
Property expenses[4]	572	645	945	1,892
Depreciation and amortization	13,464	10,105	26,476	19,225
Provision for impairment of real estate	1,486	481	1,859	1,921
Provision for loan losses	48	—	516	—
Total expenses	29,226	21,747	57,821	44,830
Other operating income:
Gain on dispositions of real estate, net	1,093	3,474	2,968	4,150
Income from operations	10,370	14,482	25,138	23,181
Other (loss)/income:
Loss on repayment and repurchase of secured borrowings[5]	—	(4,353)	(924)	(4,353)
Interest income	144	518	375	609
Income before income tax expense	10,514	10,647	24,589	19,437
Income tax expense	70	76	101	143
Net income	10,444	10,571	24,488	19,294
Net income attributable to non-controlling interests	(63)	(2,620)	(147)	(5,214)
Net income attributable to stockholders	$10,381	$7,951	$24,341	$14,080

Basic weighted-average shares outstanding	91,604,397	57,103,676	90,963,400	51,204,733
Basic net income per share	$0.11	$0.14	$0.27	$0.27
Diluted weighted-average shares outstanding	92,483,898	76,665,905	91,908,098	70,686,969
Diluted net income per share	$0.11	$0.14	$0.26	$0.27
1.Includes contingent rent (based on a percentage of the tenant's gross sales at the leased property) of $56, $226, $257, and $575 for the three and six months ended June 30, 2020 and 2019, respectively.
2.Includes reimbursable income from the Company’s tenants of $347, $198, $511, and $941 for the three and six months ended June 30, 2020 and 2019, respectively.
3.During the three and six months ended June 30, 2020, includes non-recurring expenses of $441 and $1,093, respectively, for costs and charges incurred in connection with the termination of one of our executive officers and $119 of non-recurring recruiting costs.
4.Includes reimbursable expenses from the Company’s tenants $346, $198, $511, and $941 for the three and six months ended June 30, 2020 and 2019, respectively.
5.Includes the write-off of $924 of deferred financing costs during the six months ended June 30, 2020 and, during the three and six months ended June 30, 2019, includes premium paid on repurchase of notes issued under our Master Trust Funding Program of $1,400, the write-off of $2,853 of deferred financing costs related to the repurchased notes and $100 of legal costs related to the repurchase.

Essential Properties Realty Trust, Inc.
Consolidated Balance Sheets

(in thousands, expect share and per share amounts)	June 30, 2020	December 31, 2019
	(Unaudited)	(Audited)
ASSETS
Investments:
Real estate investments, at cost:
Land and improvements	$646,445	$588,279
Building and improvements	1,341,421	1,224,682
Lease incentive	11,807	4,908
Construction in progress	10,965	12,128
Intangible lease assets	79,177	78,922
Total real estate investments, at cost	2,089,815	1,908,919
Less: accumulated depreciation and amortization	(113,235)	(90,071)
Total real estate investments, net	1,976,580	1,818,848
Loans and direct financing lease receivables, net	101,007	92,184
Real estate investments held for sale, net	1,792	1,211
Net investments	2,079,379	1,912,243
Cash and cash equivalents	100,839	8,304
Restricted cash	8,665	13,015
Straight-line rent receivable, net	31,287	25,926
Rent receivables, prepaid expenses and other assets, net	27,072	15,959
Total assets	$2,247,242	$1,975,447

LIABILITIES AND EQUITY
Secured borrowings, net of deferred financing costs	$172,662	$235,336
Unsecured term loans, net of deferred financing costs	625,941	445,586
Revolving credit facility	—	46,000
Intangible lease liabilities, net	9,129	9,564
Dividend payable	21,545	19,395
Derivative liabilities	46,443	4,082
Accrued liabilities and other payables	13,139	13,371
Total liabilities	888,859	773,334
Commitments and contingencies	—	—
Stockholders' equity:
Preferred stock, $0.01 par value; 150,000,000 authorized; none issued and outstanding as of June 30, 2020 and December 31, 2019	—	—
Common stock, $0.01 par value; 500,000,000 authorized; 93,024,022 and 83,761,151 issued and outstanding as of June 30, 2020 and December 31, 2019, respectively	930	838
Additional paid-in capital	1,440,828	1,223,043
Distributions in excess of cumulative earnings	(45,915)	(27,482)
Accumulated other comprehensive loss	(44,758)	(1,949)
Total stockholders' equity	1,351,085	1,194,450
Non-controlling interests	7,298	7,663
Total equity	1,358,383	1,202,113
Total liabilities and equity	$2,247,242	$1,975,447

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

	Three months ended June 30,		Six months ended June 30,
(unaudited, in thousands except per share amounts)	2020	2019	2020	2019
Net income	$10,444	$10,571	$24,488	$19,294
Depreciation and amortization of real estate	13,439	10,081	26,427	19,178
Provision for impairment of real estate	1,486	481	1,859	1,921
Gain on dispositions of real estate, net	(1,093)	(3,474)	(2,968)	(4,150)
Funds from Operations	24,276	17,659	49,806	36,243
Other non-recurring expenses[1]	560	4,353	2,136	4,353
Core Funds from Operations	24,837	22,012	51,942	40,596
Adjustments:
Straight-line rental revenue, net	(2,170)	(2,994)	(5,361)	(5,897)
Non-cash interest expense	237	709	771	1,525
Non-cash compensation expense	1,399	1,247	2,690	2,473
Other amortization expense	919	213	1,353	440
Other non-cash charges	48	3	516	7
Capitalized interest expense	(65)	(45)	(160)	(70)
Transaction costs	42	—	109	—
Adjusted Funds from Operations	$25,247	$21,145	$51,861	$39,074

Net income per share[2]:
Basic	$0.11	$0.14	$0.27	$0.27
Diluted	$0.11	$0.14	$0.26	$0.27
FFO per share[2]:
Basic	$0.26	$0.23	$0.54	$0.51
Diluted	$0.26	$0.23	$0.54	$0.51
Core FFO per share[2]:
Basic	$0.27	$0.29	$0.57	$0.57
Diluted	$0.27	$0.29	$0.56	$0.57
AFFO per share[2]:
Basic	$0.27	$0.28	$0.57	$0.56
Diluted	$0.27	$0.27	$0.56	$0.55

Additional supplemental disclosure:
Scheduled principal repayments	$965	$1,425	$1,918	$3,390
Contractual deferred rents included in total revenues	9,756	—	9,756	—

Reduction of revenue for non-accrual tenants:
Cash	$2,501	$21	$3,242	$25
Straight-line	2,259	—	2,263	—
Total reduction of revenue for non-accrual tenants	$4,760	$21	$5,505	$25
1.Includes non-recurring expenses of $441 and $1,093 for accruals of severance payments and acceleration of non-cash compensation expense in connection with the termination of an executive officers during the three and six months ended June 30, 2020, respectively, $119 of non-recurring recruiting costs during the three and six months ended June 30, 2020 and our $924 loss on repayment of secured borrowings during the six months ended June 30, 2020.
2.Calculations exclude $77, $112, $207 and $267 from the numerator for the three and six months ended June 30, 2020 and 2019, respectively, related to dividends paid on unvested restricted share awards and restricted share units.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(in thousands)	Three months ended June 30, 2020
Net income	$10,444
Depreciation and amortization	13,464
Interest expense	7,403
Interest income	(144)
Income tax expense	70
EBITDA	31,237
Provision for impairment of real estate	1,486
Gain on dispositions of real estate, net	(1,093)
EBITDAre	31,630
Adjustment for current quarter investment and disposition activity[1]	401
Adjustment to exclude other non-recurring expenses[2]	3,431
Adjusted EBITDAre - Current Estimated Run Rate	35,462
General and administrative	5,692
Adjusted net operating income ("NOI")	41,154
Straight-line rental revenue, net[1]	(4,473)
Other amortization expense	919
Adjusted Cash NOI	$37,600

Annualized EBITDAre	$126,520
Annualized Adjusted EBITDAre	$141,848
Annualized Adjusted NOI	$164,617
Annualized Adjusted Cash NOI	$150,401
1.These adjustments are made to reflect EBITDAre, NOI and Cash NOI as if all investments in and dispositions of real estate made during the three months ended June 30, 2020 had occurred on April 1, 2020.
2.Adjustment excludes $560 of non-core expenses added back to compute Core FFO, the $48 adjustment to our provision for loan loss and a $2,823 write-off of receivables from prior periods.
3.Adjustment excludes contingent rent (based on a percentage of the tenant's gross sales at the leased property) where payment is subject to exceeding a sales threshold specified in the lease and lease termination fees.

Essential Properties Realty Trust, Inc.
Reconciliation of Non-GAAP Financial Measures

(dollars in thousands, except share and per share amounts)	June 30, 2020
Secured debt:
Series 2017-1, Class A	$159,491
Series 2017-1, Class B	15,669
Total secured debt	175,160

Unsecured debt:
$200mm term loan	200,000
$430mm term loan	430,000
Revolving credit facility[1]	—
Total unsecured debt	630,000
Gross debt	805,160
Less: cash & cash equivalents	(100,839)
Less: restricted cash deposits held for the benefit of lenders	(8,665)
Net debt	695,656

Equity:
Preferred stock	—
Common stock & OP units (93,577,869 shares @ $14.84/share as of 6/30/20)[2]	1,388,696
Total equity	1,388,696
Total enterprise value ("TEV")	$2,084,352

Net Debt / TEV	33.4%
Net Debt / Annualized Adjusted EBITDAre	4.9x
1.The Company’s revolving credit facility provides a maximum aggregate initial original principal amount of up to $400 million and includes an accordion feature to increase, subject to certain conditions, the maximum availability of the facility by up to $200 million.
2.Common equity & units as of June 30, 2020, based on 93,024,022 common shares outstanding (including unvested restricted share awards) and 553,847 OP units held by non-controlling interests.

Investor/Media:

Essential Properties Realty Trust, Inc. Daniel Donlan
Senior Vice President, Capital Markets 609-436-0619
info@essentialproperties.com

Source: Essential Properties Realty Trust, Inc.